March 26, 2002

Dear Stockholder:

Financial reports for First Farmers and Merchants Corporation and Subsidiary (First Farmers and Merchants National Bank of Columbia) are enclosed. Since this information will be discussed during the business session of our Annual Meeting on Tuesday afternoon, April 16, we urge you to bring these exhibits with you.

We are pleased and grateful to report the Corporations total assets now exceed $821,000,000, making us the largest independent bank in the state. The Banks total deposits at the end of 2001 were approximately $721,000,000. The stockholders equity in the Corporation increased 12.5% in 2001 to record high of $89,788,000.

The official notice of meeting of stockholders, proxy, and proxy statement are enclosed. PLEASE COMPLETE AND RETURN THE PROXY FORM AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you will have the opportunity to withdraw your proxy and vote your stock in person. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.

Please note that the annual meeting will be held in the Waymon L. Hickman Building at Columbia State Community College, Columbia, Tennessee at 4:00 p.m. The reception/buffet will follow at approximately 5:00 p.m. Please indicate on your proxy if you will be attending the meeting and reception/buffet.

Sincerely yours,

WaymonL.Hickman	T.RandyStevens
ChairmanoftheBoardand	Presidentand
ChiefExecutiveOfficer	ChiefOperatingOfficer

WLH/TRS:pnm

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, Columbia, Tennessee 384021148

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on the 16th day of April, 2002

To the Stockholders of First Farmers and Merchants Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of First Farmers and Merchants Corporation will be held at the Waymon L. Hickman Building, Columbia State Community College, on the 16th day of April, 2002 at 4:00 oclock P.M., local time, for the following purposes:
Kenneth A. Abercrombie	W. J. Davis, Jr.	Waymon L. Hickman	William R. Walter
James L. Bailey, Jr.	Tom Napier Gordon	Dr. Joseph W. Remke, III	Dan C. Wheeler
Hulet M. Chaney	Edwin W. Halliday	T. Randy Stevens	Dr. David S. Williams
H. Terry Cook, Jr.	Dr. O. Rebecca Hawkins	John P. Tomlinson, III	W. Donald Wright

1. Election of Directors: Election of sixteen (16) persons listed in the Proxy Statement dated March 26, 2002, accompanying the notice of said meeting.

2. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 1, 2002, are entitled to notice of and to vote at the meeting.

To assure that your shares are represented at the meeting, please mark, date, sign and promptly return the enclosed proxy. The proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

By order of the Board of Directors

Martha M. McKennon
Secretary

March 26, 2002

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street

Columbia, Tennessee 384021148

PROXY

March 26, 2002

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Stockholder of First Farmers and Merchants Corporation of Columbia, Tennessee do nominate, constitute, and appoint Edward A. Cox, Bettye Cornwell, and C. Allan Kerley or any of them with full power to act alone, my true and lawful representative with respect to all shares of Common Stock of First Farmers and Merchants Corporation which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders to be held on April 16, 2002, at 4:00 p.m., local time at the Waymon L. Hickman Building, Columbia State Community College, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of the sixteen (16) persons listed below as Directors:

FOR all nominees listed below [ ]	AGAINST all nominees listed below [ ]	(Except as marked to the contrary)

Kenneth A. Abercrombie	W. J. Davis, Jr.	Waymon L. Hickman	William R. Walter
James L. Bailey, Jr.	Tom Napier Gordon	Dr. Joseph W. Remke, III	Dan C. Wheeler
Hulet M. Chaney	Edwin W. Halliday	T. Randy Stevens	Dr. David S. Williams
H. Terry Cook, Jr.	Dr. O. Rebecca Hawkins	John P. Tomlinson, III	W. Donald Wright

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, LINE THROUGH OR STRIKE OUT THE NOMINEES NAME.

2. At their discretion, Edward A. Cox and/or Bettye Cornwell and/or C. Allan Kerley are authorized to vote upon such other business as may properly come before the meeting.

Management at present knows of no other business to be presented by or on behalf of its management at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated the __________ day of __________2002

_________________________________________
_________________________________________
(Signature of Shareholder)

No. of Shares ______________ PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

_________ I will attend the meeting/reception.	_________ Number attending
_________I will not attend the meeting/reception.

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street

Columbia, Tennessee 384021148

BALLOT

March 26, 2002

1. Election of the sixteen (16) persons listed below as Directors:

FOR all nominees listed below [ ] AGAINST all nominees listed below [ ] (Except as marked to the contrary)

Kenneth A. Abercrombie	W. J. Davis, Jr.	Waymon L. Hickman	William R. Walter
James L. Bailey, Jr.	Tom Napier Gordon	Dr. Joseph W. Remke, III	Dan C. Wheeler
Hulet M. Chaney	Edwin W. Halliday	T. Randy Stevens	Dr. David S. Williams
H. Terry Cook, Jr.	Dr. O. Rebecca Hawkins	John P. Tomlinson, III	W. Donald Wright

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, LINE THROUGH OR STRIKE OUT THE NOMINEES NAME.

Dated the _________ day of ____________, 2002
______________________________________
______________________________________
(Signature of Stockholder)
No. of Shares ____________

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street

Columbia, Tennessee 384021148

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on The 16th day of April, 2002

The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the Corporation) for use at the Twentieth Annual Meeting of Stockholders to be held on the 16th day of April, 2002, and any adjournment thereof. The time and place of the meeting are set forth in the accompanying Notice of Meeting. All expenses of preparing, printing, and mailing the proxy and all materials used in the solicitation thereof will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by directors, officers, and other personnel of the Corporation or its affiliate, none of whom will receive additional compensation for such services. The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay reasonable expenses of such persons for forwarding such material. The date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders of the Corporation is the 26th day of March, 2002.

PURPOSES OF THE MEETING

The Annual Stockholders Meeting will be held for the purposes of (i) electing directors and (ii) transacting whatever business may properly be brought before the meeting or any adjournment thereof.

QUORUM AND VOTING

At the closing of business on March 1, 2002, the Corporation had issued and outstanding 2,920,000 shares of its common stock. Only holders of record of Common Stock of the Corporation at the close of business on March 1, 2002, (the Record Date), are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. A stockholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock of the Corporation held of record in his/her name.

In each case where the stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his/her specifications. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matters of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same in the best interests of the Corporation, but management does not know of any other matter of business. Any stockholder has the power to revoke his/her proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated proxy, received by the Corporation, or by revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As of March 1, 2002, no individual or corporation owned beneficially, directly or indirectly, more than 5% of the Corporations voting securities. As of March 1, 2002, the First Farmers and Merchants National Bank of Columbia (the Bank), the Corporations subsidiary, held in a fiduciary capacity as trustee, personal representative, agent or otherwise, 297,794 shares or approximately 10.2% of the Corporations outstanding Common Stock, and has the sole right to vote all of these shares. The trust shares will be voted in a manner consistent with the best interests of the beneficiaries as determined by the Bank as fiduciary.

The following tabulation sets forth the amount and percentage of the Corporation Common Stock owned beneficially (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) as of March 1, 2002, by all directors and executive officers of the Corporation as a group. For tabulation of beneficial ownership of Corporation by individual directors, see ELECTION OF DIRECTORS.

Number of shares owned Beneficially by Directors and Executive Officers	Percentage of Common Stock
as a Group (a total of 18 persons)	2,920,000 shares
384,587	13.2

ELECTION OF DIRECTORS

At the meeting, sixteen (16) nominees will be proposed for election as directors to serve until the next Annual Meeting of Stockholders or until their successors are qualified and elected.

The Corporations Bylaws provide in Article III, Section 2, that there shall be at least five (5) and not more than twentyfive (25) Directors. The Board of Directors believes it advisable that there be sixteen (16) Directors of the Corporation at this time. Proxies cannot be voted for a greater number than sixteen (16) nominees.

The Board of Directors proposes the election of the nominees listed to serve until the next Annual Meeting or until their successors are duly qualified and elected. Fifteen of the nominees are presently serving as Directors. Mr. David I. Wise, who is a present member of the Board, has attained mandatory retirement age. The new proposed Director is William R. Walter.

Mr. Walter is a native of West Virginia, and received his bachelors degree in Business Administration and Psychology from West Virginia University and his Masters Degree in Hospital Administration from the University of Minnesota. Mr. Walter resides in Columbia with his wife Linda, where he has served as the Administrator and Chief Executive Officer of Maury Regional Hospital since 1974. Prior to coming to Columbia, Mr. Walter completed his residency at Baptist Memorial Hospital, Memphis, served as Administrative Assistant at Baptist Memorial Hospital and Assistant Administrator at Baroness Erlanger Hospital, Chattanooga.

Mr. Walters other affiliations include the following: Chairman of the Tennessee Hospital Association, board member and past president of the Tennessee NotforProfit Association (Hospital Alliance of Tennessee), Board of Directors of Blue Cross Blue Shield of Tennessee, Columbia State Foundation Board, President of Maury Alliance, Fellow of the American College of Healthcare Administrators, Governors Public Health Council, Columbia Kiwanis Club and the First United Methodist Church of Columbia.

The following information is furnished with respect to the nominees on the next two pages:

		Position and Office	Position and Office	Director of	Business Experience During Last	Shares Beneficially Owned
Name	Age	Held with Corporation	Held with Bank	Bank Since	Five (5) Years	3/01/02 1 % of Class
Kenneth A. Abercrombie	59	Director	Director	1988	President, Loretto Casket Co., Inc.	2,400	0.082%
James L. Bailey, Jr.	59	Director	Director	1973	Pharmacist	8,544	0.293%
Hulet M. Chaney	57	Director	Director	1997	CEO, Tennessee Farmers Insurance	6,968 2	0.239%
					Companies
H. Terry Cook, Jr.	61	Director	Director	1980	President, Cook Properties, Inc.	25,506 3	0.873%
W. J. Davis, Jr.	55	Director	Director	1982	Chairman and CEO, Davis	81,740 4	2.799%
					Group, Inc
Tom Napier Gordon	50	Director	Director	1986	Managing Partner, Gordon	68,324 5	2.340%
					Brothers Properties
Edwin W. Halliday	69	Director	Director	1974	Farmer	8,648 6	0.296%
Dr. O. Rebecca Hawkins	61	Director	Director	1999	President, Columbia State	400	0.014%
					Community College
Waymon L. Hickman	67	Director, Chairman	Director, Chairman	1967	Chairman and CEO of the	70,808 7	2.425%
		and CEO	and CEO		Corporation and Bank
Dr. Joseph W. Remke, III	51	Director	Director	1999	Optometrist	2,600	0.089%
T. Randy Stevens	50	Director, President	Director, President	1991	President and COO of the	36,000 8	1.233%
		and COO	and COO		Corporation and Bank
John P. Tomlinson III	51	Director, Senior	Director, Senior	2000	Senior Executive V.P. of the	6,985 9	0.239%
		Executive V.P.	Executive V.P.		Corporation and Bank
William R. Walter	58				Maury Regional Hospital	2,564	0.088%
(Nominated to replace retiree)
Dan C. Wheeler	59	Director	Director	1993	Commissioner TN Department	7,434 10	0.255%
					of Agriculture
Dr. David S. Williams	55	Director	Director	2001	Orthodontist	3,500	0.120%
David I. Wise	70	Director	Director	1967	Senior Executive Vice President	42,430 11	1.453%
(Retires 4/16/02)					of the Bank Retired
W. Donald Wright	62	Director	Director	1992	Pharmacist	1,016	0.034%
						_________ 375,867	_______ 12.872%

Footnotes

/1 Unless otherwise indicated, all shares are owned of record.
/2 4,230 shares are registered to Hulet M. Chaney and Joyce A. Chaney, Mr. Chaneys wife.
100 shares are registered to Joyce A. Chaney, Mr. Chaneys wife.
/3 8,354 shares are registered to Griffitha G. Cook, Mr. Cooks wife.
/4 12,995 shares are registered to Wayne Pressnell Testamentary Trust number one.
1,600 shares are registered to Estate of W. J. Davis, Sr.
13,010 shares are registered to Winfred J. Davis & Starling Pressnell Davis, CoTrustees.
16,651 shares are registered to W. J. Davis, Jr., Trustee, the Davis Group
579 shares are registered to Mrs. W. J. Davis.
205 shares are registered to Davis Radio Corp.
200 shares are registered to Maury Historic Development
/5 9,060 shares are registered to Thomas Napier Gordon, Jr., minor son of Mr. Gordon.
9,060 shares are registered to Edward Bradshaw Gordon, minor son of Mr. Gordon.
400 shares are registered to Teri Hasenour Gordon, wife of Mr. Gordon.
/6 7,480 shares are registered to Polly Ann Halliday, Mr. Hallidays wife.
/7 27,794 shares are registered to Waymon L. Hickman and Carey B. Hickman, Mr. Hickmans wife, joint tenants.
8,000 shares are registered to Carey B. Hickman, Mr. Hickmans wife.
/8 12,000 shares are registered to Leesa M. Stevens, Mr. Stevens wife.
/9 50 shares are registered to Teresa J. Beck, wife of Mr. Tomlinson.
/10 1,500 shares are registered to Mary Carol Wheeler, wife of Mr. Wheeler
/11 2,000 shares are registered to Mary Neil P. Wise, wife of Mr. Wise.
6,339 shares are registered to David I. Wise 1999 Charitable Remainder Annuity Trust.
6,595 shares are registered to David I. Wise 1999 Charitable Lead Trust.

COMMITTEES OF THE BOARD

There are no standing committees of the Board of Directors of the Corporation. The Board of Directors of the Corporation met four (4) times during 2001.

The Board of Directors of the Bank has designated seven (7) standing committees. They are as follows:

Audit/Compliance/CRA Committee (5 members)

Compensation Committee (7 members)

Deferred Profit Sharing Benefit Committee (5 members)

Executive Committee (7 members)

Trust Committee (5 members)

Risk Management Committee (7 members)

Business Development Committee (11 members)

Audit/Compliance/CRA Committee

Functions: The Committee provides assistance to the Board of Directors in fulfilling their responsibility to the shareholders and potential shareholders relating to accounting procedures, reporting practices, regulatory compliance and quality, and integrity of the financial reports of the Bank. The Committee is composed of directors who are independent of the management of the Bank, as defined by the New York Stock Exchange, and are free of any relationship that, in the opinion of the Board of Directors or Stockholders, would interfere with their exercise of independent judgment as a committee member. Refer to the Audit/Compliance/CRA Committee Report on pages 14 through 15.

Number of 2001 meetings: 11

Membership: The Committee membership is made up of five (5) directors who are not officers of the Bank. They are W. Donald Wright, Chairman, James L. Bailey, Jr., Edwin W. Halliday, Dan C. Wheeler, and Dr. O. Rebecca Hawkins.

Compensation Committee

Functions: The Committee recommends to the Board of Directors fees for board meetings and fees for committee meetings for directors. The Committee reviews, evaluates and recommends to the Boards of the Corporation and the Bank officers compensation program and deferred profit sharing contributions for all eligible employees. See Compensation Committee Report on executive compensation on pages 9 through 11.

Number of 2001 meetings: 4

Membership: The membership of the Committee is made up of one (1) director who is an officer of the Corporation and of the Bank and six (6) directors who are not officers of the Corporation or the Bank. They are H. Terry Cook, Jr., Chairman, Kenneth A. Abercrombie, Hulet M. Chaney, W. J. Davis, Jr., Dan C. Wheeler, W. Donald Wright, and Waymon L. Hickman.

Deferred Profit Sharing Benefit Committee

Functions: The Committee determines the eligibility of employees to participate in the Profit Sharing Plan. It supervises records pertaining to continuity of service and acts on applications for retirement benefits, applications for leaves of absence, and requests for distribution of participants accounts. The Committee is also responsible for preparing annual reports and financial statements, disclosing benefits to participants, and reporting to the IRS and the Department of Labor.

Number of 2001 meetings: 1

Membership: The membership of the Committee is made up of one (1) director who is an officer of the Corporation and the Bank, two (2) directors who are not officers of the Corporation or the Bank, one (1) advisory director who is not a director of the Corporation or the Bank, and one (1) employee who is not a director of the Corporation or the Bank. They are T. Randy Stevens, Chairman, Tom Napier Gordon, Dr. David S. Williams, Bobby Sands (Advisory), and Amy B. Slagle (Employee).

Executive Committee

Functions: The Committee reviews and recommends to the Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank. The Committee acts on loan applications and reviews overdrafts, cash items, loans, lines of credit, and loan reviews in accordance with Banks policies which have been approved by the Board of Directors.

Number of 2001 meetings: 38

Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank, four (4) other directors, none of whom is an officer of the Corporation or the Bank and one (1) Honorary Director of the Bank, who is not an officer of the Corporation or the Bank. They are Waymon L. Hickman, Chairman, Virgil H. Moore, Jr., Honorary Chairman, James L. Bailey, Jr., H. Terry Cook, Jr., Edwin W. Halliday, T. Randy Stevens, and David I. Wise.

Trust Committee

Functions: The Committee supervises the operations of the Trust and Financial Management Department to ensure proper exercise of the fiduciary powers of the bank.

Number of 2001 meetings: 12

Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank and three (3) directors who are not officers of the Corporation or the Bank. They are Waymon L. Hickman, Chairman, T. Randy Stevens, Vice Chairman, H. Terry Cook, Jr., Tom Napier Gordon, and Hulet M. Chaney.

Risk Management Committee

Functions: The purpose of the Committee is to study areas of risk within the bank with emphasis on insurance coverage and bonding requirements.

Number of 2001 meetings: 1

Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank, five (5) directors who are not officers of the Corporation or the Bank and one (1) Advisory Director of the Bank. They are T. Randy Stevens, Chairman, W. J. Davis, Jr., Dr. Joseph W. Remke, III, David I. Wise, Dan C. Wheeler, Dr. David S. Williams and James R. Hudson, (Advisory). John P. Tomlinson, III serves as Secretary of the Committee.

Business Development Committee

Functions: The purpose of the Committee is to oversee and advise bank management in the development and execution of its marketing and business development plans.

Number of 2001 meetings: 1

Membership: The membership of the Committee is made up of three (3) directors who are officers of the Corporation and the Bank, five (5) directors who are not officers of the Corporation or the Bank, and four (4) advisory directors of the bank. They are W. J. Davis, Jr., Chairman, Kenneth Abercrombie, Dr. O. Rebecca Hawkins, Waymon L. Hickman, Dr. Joseph W. Remke, III, T. Randy Stevens, John P. Tomlinson, III, W. Donald Wright, Dr. Charles A. Ball (Advisory), Dr. H. Pitts Hinson (Advisory), and Christa S. Martin (Advisory). Kim M. Doddridge serves as Committee Coordinator.

Director Attendance

During fiscal year 2001, there were four (4) meetings of the Board of Directors of the Corporation and twelve (12) meetings of the Board of Directors of the Bank. Each member of the Board, attended at least 75% of the aggregate meetings of the Boards and committees of which they were members.

COMPENSATION OF DIRECTORS AND OFFICERS

During the fiscal year 2001 each director and officer of the Corporation received an annual retainer of $1,750.00 and was paid a fee of $425.00 for each Board meeting attended up to four meetings. Each Active Bank Director received $425.00 for each Bank Board of Directors meeting attended. Each Honorary Bank Director received $400.00 for each Bank Board of Directors meeting attended. Each Bank Advisory Director received $250.00 for each Bank Board of Directors meeting attended. Each member of the Banks Executive Committee received a $6,500.00 annual retainer. Each Active, Honorary and Advisory Bank Director (excluding salaried officers) received $200.00 for attendance at any scheduled or officially called Committee meeting of any standing or specially appointed committee. Active Corporation and Bank Directors may defer fees payable to them under the Corporations and Banks Directors Deferred Compensation Plans. During the fiscal year 2001, the Corporation and the Bank paid total cash directors fees of $145,515, and directors fees were deferred in the amount of $153,333.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

Decisions on compensation of the Banks executives are made by the seven member Compensation Committee of the Board. The Compensation Committee believes that the actions of each executive officer have the potential to impact the shortterm and longterm profitability of the Corporation and the Bank. Consequently, the Compensation Committee places considerable importance on its task of designing and administering an executive compensation program.

The Bank has an executive compensation program that is focused on Corporation stockholder value and the overall performance of the Corporation and the Bank. The two main components of the executive compensation program are base salary and bonus.

Compensation

The Compensation Committees executive compensation program is designed to provide competitive levels of compensation that are integrated with the Corporations and Banks annual and longterm goals. Executive compensation is reviewed by the Committee relative to peer group executive compensation based on national and state survey information. The peer group used from the national and state surveys utilized institutions in a similar asset size range. The national survey also includes data on adjoining states.

The Compensation Committee approved cash compensation opportunities for executive officers in 2001 that are consistent with the Compensation Committees executive compensation program.

Base Salary

Base salary represents a fixed labor cost and is designed so that senior management receives acceptable salaries, thereby helping the Corporation and Bank keep the talent needed to meet the challenges in the financial service industry. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Corporation and Bank; and individual performance; and what companies in the Peer Group are paying for similar positions. The Compensation Committee believes that executive officer base salaries should be slightly above the median of a marketcompetitive range. Salaries are reviewed annually.

Bonus

The second component in the executive compensation program is a bonus plan. Certain strategic goals from the Corporation and the Banks strategic plan and financial budget are allocated points relating to goal achievement. Achievement of all the listed goals would have been a bonus of 25% of base salaries to all senior officers. Progress towards these goals was graded as well as individual performance. During fiscal year 2001, a bonus of 15.25% was paid to eight senior officers and a bonus of 30.5% was paid to the Chief Executive Officer. Executive officers received bonus payments as follows: Waymon L. Hickman $89,433, T. Randy Stevens $24,400, John P. Tomlinson, III $17,168, Anthony F. Beyer $14,742, and Evaline K. Lunn $13,630 (see Summary Compensation Table on page 12).

Chief Executive Officer Compensation

The executive compensation program described above is applied in setting Mr. Hickmans compensation. Mr. Hickman participates in the same executive compensation program available to the other executive officers. The Compensation Committee reviews the executive compensation program in relationship to the performance of the Corporations net income and stock value. Net income for the Corporation and the Bank totaled $10,613,000 for fiscal year 2001, representing a 27.5% increase above the previous year. Stock value increased from $58.00 per share at December 31, 2000 to $68.00 per share at December 31, 2001 representing a $10.00 per share increase. The increase represents an annualized gain of 17.2%, plus $.95 per share in cash dividends declared in 2001. Based upon these and other factors the 2001 cash compensation of Mr. Hickman was $342,033. Mr. Hickman had a base salary of $252,600 which is slightly above the median salary in comparison to his peers in the national and state surveys indicated above. Mr. Hickman earned a bonus in the amount of $89,433 that was based on the Corporations financial results in 2001.

Conclusion

The Compensation Committee believes that this mix of marketbased salaries and bonus represents a balance that will motivate the management team to continue to produce strong returns. The Compensation Committee further believes this program strikes an appropriate balance between the interests and needs of the Corporation and the Bank in operating its business.

Submitted by the Compensation Committee of the Companys Board of Directors.
H. Terry Cook, Jr., Chairman
Kenneth A. Abercrombie
Hulet M. Chaney
W. J. Davis, Jr.
Waymon L. Hickman
Dan C. Wheeler
W. Donald Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cook, Abercrombie, Chaney, Davis, Hickman, Wheeler, and Wright served as members of the Compensation Committee throughout 2001. During 2001, the Corporations bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of the Corporations and Banks directors, including Messrs. Cook, Abercrombie, Chaney, Davis, Wheeler, and Wright, and members of the immediate families of such directors and executive officers. Messrs. Cook, Abercrombie, Chaney, Davis, Wheeler, and Wright, their affiliates, families, and companies in which they hold ten percent or more ownership had outstanding loan balances of $1,154,348 at December 31, 2001. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the aggregate remuneration accrued or paid by the Corporation or the Bank during the fiscal years ending December 31, 2001, 2000, and 1999, to the highest compensated officers or directors whose aggregate remuneration exceeds $100,000.00.

Name of Individual				Other Annual	All Other
and Principal Position	Year	Salary	Bonus	Compensation	Compensation
		/1	/2	/3
Waymon L. Hickman,	2001	$252,600	$96,625	$25,500	/4	$45,407
Chairman of the Board,	2000	212,100	11,015	25,500		42,681
Chief Executive Officer &	1999	212,100	23,322	24,000		39,946
Director of
Corporation and Bank
T. Randy Stevens,	2001	$160,000	$24,400	$24,000	/4	$24,139
President, Chief	2000	126,000	14,251	18,900		21,531
Operating Officer &	1999	123,504	6,191	18,526		13,214
Director of
Corporation and Bank
John P. Tomlinson, III	2001	$117,580	$17,168	$16,887	/4	$9,443
Executive Vice President	2000	95,280	10,965	14,320		6,709
& Director of	1999	90,720	11,137	17,758
Corporation and Bank
Anthony F. Beyer,	2001	$96,667	$17,168	$16,887	/5	$25,230
Regional President
of Bank
Evaline K. Lunn,	2001	$89,380	$13,630	$13,407		$0
Executive Vice
President of Bank

SUMMARY COMPENSATION TABLE

/1	Salaries, cash corporation and bank committee fees.
/2	Bonus includes executive bonus incentives, group term replacement insurance provided, and use of auto.
/3

Other annual compensation is the banks contribution to the Deferred Profit Sharing Plan. This benefit provided by the Bank does not discriminate in favor of officers and directors and is available generally to all salaried employees.

/4	Deferred Salary Continuation Plan, Deferred Corporation and Bank Committee Fees.
/5	Moving bonus and expenses.

Fees paid to external auditors required to be disclosed were as follows

Audit, review of Form 10Qs, and attestation for
Internal Controls as required by FDICIA	$84,900
Audit and assistance with registration statement
For Bank acquisition	27,500
Other	5,440

Shareholder Return

Set forth below is a graph comparing the yearly change in the cumulative total shareholder return on Corporation Common Stock against the cumulative total return of the S&P Composite500 Stock Index and the S&P Major Regional Bank Composite Index for the period of six years commencing December 31, 1996 and ending December 31, 2001.

COMPARISON OF FIVEYEAR CUMULATIVE TOTAL RETURN

The graph displaying the contents of the table below will be mailed to our stockholders.
VALUE OF $100 INVESTED ON DECEMBER 31, 1996 AT:

	1996	1997	1998	1999	2000	2001
FF&M	100.00	121.68	148.61	179.95	192.25	228.11
Regional Banks	100.00	150.40	166.22	142.49	181.55	166.03
S&P 500	100.00	133.36	171.48	207.56	188.62	166.31

  Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

  DEFERRED PROFIT SHARING PLAN

The Bank has a Deferred Profit Sharing Plan and Trust which has been approved by the Internal Revenue Service for deferral of income taxation. The plan includes all eligible employees. All employees who attain age twenty (20) years, and who complete one (1) year of service with the Bank are eligible to participate. Participants receive a vested percentage of 25% after two (2) years of service and 15% each year thereafter until 100% vested at the end of seven (7) years of participation in the plan. The Banks contribution to the Plan and Trust is determined by the annual performance of the Bank and is subject to approval by the Board of Directors of the Bank annually. The aggregate amount placed in Trust for the two hundred fiftythree (253) participants during fiscal year 2001 was $1,039,069. On December 31, 2001, the total ending value of Mr. Waymon L. Hickmans account in the Profit Sharing Plan was $2,025,557. Mr. T. Randy Stevens account was $782,483, Mr. John P. Tomlinsons account was $721,173, Anthony F. Beyers account was $439,633, and Evaline K. Lunns account was $296,500.

Deferred Profit Sharing Plan

Years of Service	Amount Vested
1	No Participation
More than 1 but
Less than 2	0%
2	25%
3	40%
4	55%
5	70%
6	85%
7	100%

REPORT OF THE AUDIT/COMPLIANCE/CRA COMMITTEE

The following Report of the Audit/Compliance/CRA Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in to any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

During fiscal 2000, the Audit/Compliance/CRA Committee of the Board of Directors developed a charter for the Committee, which was amended by the full Board on September 18, 2001. The complete text of the amended charter, which reflects standards set forth in SEC regulations, is reproduced in the appendix to this proxy statement.

As set forth in more detail in the charter, the Audit/Compliance/CRA Committees primary responsibilities fall into three broad categories:

  The Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the management of First Farmers and Merchants Corporation and its wholly owned subsidiary, First Farmers and Merchants National Bank. The Committees monitoring includes discussing with management and external auditors draft annual financial statements and key accounting and reporting matters.
  The Committee is responsible for matters concerning the relationship between the Corporation and the Bank and its external auditors. This relationship includes recommending the appointment or removal of external auditors; reviewing the scope of their audit services and related fees, as well as any other services being provided; and determining whether the external auditors are independent.
  The Committee oversees managements implementation of effective systems of internal controls, including the review of the activities and recommendations of the Banks internal auditing program.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committees charter. To carry out its responsibilities, the Committee met eleven times during fiscal 2001.

In overseeing the preparation of the Corporation and the Banks financial statements, the Committee met with both management and external auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed the statements with both management and the external auditors. The Committees review included discussion with the external auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee continued to monitor the scope and adequacy of the internal auditing program including engaging an outside firm to complete the internal audit function when two internal audit staff took other positions.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the audited financial statements of First Farmers and Merchants Corporation and its wholly owned subsidiary, First Farmers and Merchants National Bank, in its Annual Report on Form 10K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Submitted by the Audit/Compliance/CRA Committee of the Companys Board of Directors.

W. D. Wright, Chairman, J. L. Bailey, Jr., E. W. Halliday, D. C. Wheeler, Dr. O. R. Hawkins

CERTIFIED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Bank, the firm of Kraft Bros., Esstman, Patton & Harrell, PLLC has been selected by the Board of Directors of both the Corporation and the Bank to serve as principal accountants for the Corporation and the Bank for the current year. The firm of Kraft Bros., Esstman, Patton & Harrell, PLLC and its predecessors has served as principal accountants for more than 39 years. A representative of the firm will be present at the stockholders meeting and will have the opportunity to make a statement if he/she so desires.

OTHER MATTERS

As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at this meeting.

ITEMS OF BUSINESS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

Any proposals by stockholders to be included in the Proxy Statement and Proxy for consideration at the next Annual Meeting of Stockholders must be received by management at 816 South Garden Street, Columbia, Tennessee 384021148, no later than November 29, 2002.

ANNUAL REPORTS

The annual report of the Corporation to stockholders for the calendar year 2001 is enclosed, but is not intended to be part of this Proxy Statement.

COPIES OF THE CORPORATIONS ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION (FORM 10K) WILL BE MAILED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO: PATRICIA N. MCCLANAHAN, TREASURER, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 384021148.
By the order of the Board of Directors

Martha M. McKennon
Secretary

March 26, 2002

APPENDIX

FIRST FARMERS AND MERCHANTS NATIONAL BANK

AUDIT COMMITTEE CHARTER

The Board of Directors of First Farmers and Merchants National Bank (FF&M) establishes an Audit/Compliance/CRA Committee (committee) with authority, responsibility and specific duties as described below.

Composition

The committee shall be comprised of a minimum of three outside directors who are independent of management and are free of any relationship that, in the opinion of the Board of Directors (the Board), would interfere with their exercise of independent judgment as a committee member. The determination of independence will be made in accordance with the provisions of Section 36 of FDICIA and any other requirements as may be promulgated from time to time by those regulatory agencies or other authorities applicable to the governance of FF&M.

The members of the committee shall be financially literate either at the time of appointment to the committee, or within a reasonable period of time thereafter. At least one member of the committee should have accounting or related financial management expertise.

One of the members shall be appointed committee chairman by the chairman of the Board.

Responsibility

The Audit Committee has a major responsibility to provide assistance to the Board in fulfilling their fiduciary responsibility to the shareholders and investment community related to accounting and reporting practices; the quality and integrity of financial reports; and the quality and effective administration of loan portfolios.

The committee is to be the Boards principal agent in ensuring the independence of the corporations outside external auditors and internal auditors, the integrity of management, and the adequacy of disclosures to stockholders. It is the intention of the Board to adhere to the Securities and Exchange Commissions (SEC) rule regarding Audit Committee Disclosure that became effective January 31, 2000.

The Audit Committee is also responsible for overseeing that management has established and maintained processes to assure that an adequate system of internal controls is in place and functioning as designed within FF&M. In addition, the committee will oversee that management has established and maintained processes to assure compliance with all applicable laws, regulations and corporate policies. In so doing, the Audit Committee will be responsible for handling relations with the outside external auditing firm, and the Internal Audit and Loan Review functions.

The committee will ensure that its members receive an appropriate degree of education and training in order to maintain an adequate level of expertise necessary to discharge their responsibilities on an ongoing basis.

Authority

The Audit Committee may be requested by the Board to investigate any activity of FF&M, and all employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

The committee views the outside independent auditors, Internal Audit and Loan Review as important resources. To this end, the Audit Committee should concur in the appointment or removal of the independent auditors, the Internal Auditors and the Loan Review. However, the opportunity for the independent auditors and Internal Auditors to meet with the entire Board of Directors as needed is not to be restricted.

To the extent necessary to fulfill its primary responsibilities, the committee will also communicate with the corporate legal counsel, the Accounting Department, Credit Administration, and others, as it deems necessary.

Frequency of Meetings

The Audit Committee shall meet as often as deemed necessary in order to fulfill its responsibilities, but not less than quarterly.

Attendance at Meetings

In addition to the members of the Audit Committee, the chairman of the Audit Committee may request members of management, the internal auditors and representatives of the independent auditors be present at meetings of the committee, as deemed appropriate.

Agenda for Meetings

In carrying out their responsibilities, the committees agenda and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure the Board and Shareholders that the accounting and reporting practices of FF&M and subsidiaries are in accordance with all requirements and are of the highest quality.

The committees agenda on an annual basis will include the following:

  Provide an open avenue of communication between the outside auditors, the Internal Auditors, and the Board of Directors.
  Confirm and assure the independence of the outside and internal auditors.
  Review coordination of audit efforts between the outside and internal auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
  Meet periodically with the outside and internal auditors and Manager of Loan Review without members of management present.
  Review and approve the scope and general extent of the audit examination performed by the external auditors, including their engagement letter. The auditors fees are to be arranged by management and annually summarized for committee review and approval.
  Review any other services rendered by the external audit firm for FF&M.
  Review with the external auditors the adequacy and effectiveness of internal auditing, control of the organization, recommendations for improvement in control, and any difficulties encountered.
  Arrange for the independent external auditors to review the following items with the Audit Committee:
  FF&Ms annual report to shareholders and Forms 10K and 10Q, including the financial statements, and financial statement and supplemental disclosures required by generally accepted accounting principles and the SEC.
  Significant transactions, if any, not a normal part of FF&Ms operations.
  Changes (pending or proposed), if any, during the year in FF&Ms accounting principles or their application.
  Significant adjustments, if any, not a normal part of FF&Ms operations.
  The independent auditors should be instructed to communicate with the chairman of the Audit Committee if there is a probability that a pending quarterly review report, if any, will be other than standard.
  Inquire of the independent auditors whether there have been any disagreements with management, which if not satisfactorily resolved, would have caused them to modify their report on FF&Ms financial statements.
  Ascertain that the outside auditors understand that:
          The Audit Committee is the outside auditors client;
          The outside auditors are required to provide a timely analysis of current financial reporting issues and practices;
          The outside auditors are required to discuss their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and the degree of aggressiveness or conservativeness of principles and estimates.
  Evaluate the cooperation received by the outside auditors during their audit examination, including their access to all requested records, data and information.
  Elicit the comments of management regarding the responsiveness of the outside auditors to FF&Ms needs.
  Review and approve the annual audit plan, including their engagement letter, prepared by the Internal Auditors.
  Review and approve the status of completion of and significant changes to the Internal Audit annual plan and budget.
  Evaluate internal accounting control through a review of reports prepared by the Internal Auditors that describe control weaknesses, and determine that appropriate corrective action is being taken by management.
  Review the Internal Auditors compliance with the Institute of Internal Auditors Standards for the Professional Practice of Internal Accounting.
  Review the organizational structure and qualifications of the Internal Auditors.
  Review and approve the loan review policy and operating plan of the Loan Review function.
  Review and approve the status of completion of and significant changes to the Loan Review plan and budget.
  Evaluate asset quality and credit administration through a review of reports prepared by the Loan Review function that evaluate asset quality, the adequacy of allowance for loan losses, and management of the loan portfolios of FF&M.
  Review all reports of examination issued by FF&Ms regulators.
  Make or cause to be made, all necessary inquiries of management and the independent auditors concerning established standards of corporate conduct and performance, and deviations therefrom. Legal matters, regulatory and legal requirements and issues, and insurance concerns, which could significantly impact the financial statements, should also be reported.
  Discuss with FF&Ms management the scope and quality of internal accounting and financial reporting controls in effect.
  Review with FF&Ms management, internal auditors and independent auditors, FF&Ms policies and procedures to reasonably ensure the adequacy of internal accounting and financial reporting controls.
  Inquire of management, the outside auditors and internal audit about significant risks or exposures and assess steps management has taken to minimize risks.
  Apprise the Board of significant developments in the course of performing the above duties.
  Prepare a written report that describes the Audit Committees composition and responsibilities and how they were discharged.
  Review, update and approve the Audit Committee charter annually.
  Recommend to the Board any appropriate extensions or changes in the duties of the committee.

Committee Communications

Minutes of each meeting shall be prepared with copies to be provided to members of the committee and made available to management, the independent auditors, Internal Auditors and regulatory examiners.

The chairman of the Audit Committee shall make a report to the Board on the results of each meeting of the Audit Committee.